                                 SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.)

  Filed by the registrant [X]

  Filed by a party other than the registrant [ ]

  Check the appropriate box:


  [ ]   Preliminary proxy statement       [ ]   Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))


  [X]   Definitive proxy statement

  [ ]   Definitive additional materials

  [ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        INSURANCE AUTO AUCTIONS, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  [X]   No Fee Required.

  [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________

  (2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

  (4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________

  (5)  Total fee paid:

________________________________________________________________________________

  [ ]  Fee paid previously with preliminary materials.

________________________________________________________________________________

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:

________________________________________________________________________________

  (2)  Form, schedule or registration statement no.:

________________________________________________________________________________

  (3)  Filing party:

________________________________________________________________________________

  (4)  Date filed:
________________________________________________________________________________

                        [INSURANCE AUTO AUCTIONS LOGO]

                        INSURANCE AUTO AUCTIONS, INC.
                           850 EAST ALGONQUIN ROAD
                                  SUITE 100
                             SCHAUMBURG, IL 60173





                                April 28, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Insurance Auto Auctions, Inc. (the "Company") to be held on June 17, 1998 at 9:30 a.m. at The Meadow Club, 2850 W. Golf Road, Rolling Meadows, IL 60008. The formal Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter describe the business to be acted upon.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you decide to attend the meeting, you may still vote in person even if you have previously returned a signed proxy.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                     Sincerely,


                                     /s/ James P. Alampi


                                     James P. Alampi
                                     President and Chief Executive Officer

                        INSURANCE AUTO AUCTIONS, INC.
                           850 EAST ALGONQUIN ROAD
                                  SUITE 100
                          SCHAUMBURG, ILLINOIS 60173

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JUNE 17, 1998


      The 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Insurance Auto Auctions, Inc. (the "Company") will be held on June 17, 1998 at 9:30 a.m. at The Meadow Club, 2850 W. Golf Road, Rolling Meadows, IL 60008, for the following purposes:

           1. To elect eight Directors of the Company to serve until the next annual meeting or until their successors have been elected and qualified;

           2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

           3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on April 20, 1998 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company's headquarters at 850 East Algonquin Road, Suite 100, Schaumburg, IL 60173, during regular business hours prior to the Annual Meeting.

      Please read carefully the following Proxy Statement, which describes the matters to be voted upon at the Annual Meeting, and then complete, sign and return your Proxy as promptly as possible. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be signed and returned to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ James P. Alampi

                                  James P. Alampi
                                  President and Chief Executive Officer

Schaumburg, Illinois
April 28, 1998

--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT

SO THAT YOUR COMMON STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING IN THE
EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.
--------------------------------------------------------------------------------

                        INSURANCE AUTO AUCTIONS, INC.
                           850 EAST ALGONQUIN ROAD
                                  SUITE 100
                          SCHAUMBURG, ILLINOIS 60173


                               PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JUNE 17, 1998

                                   GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Insurance Auto Auctions, Inc., an Illinois corporation (the "Company"), for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on June 17, 1998 at 9:30 a.m. at The Meadow Club, 2850 W. Golf Road, Rolling Meadows, IL 60008. Shareholders of record on April 20, 1998 will be entitled to notice of and to vote at the Annual Meeting.

     This Proxy Statement and accompanying proxy (the "Proxy") and Notice of Annual Meeting were first mailed to shareholders on or about May 5, 1998.

PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

RECORD DATE, VOTING AND SHARE OWNERSHIP

     On April 20, 1998, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 11,307,704 shares of Common Stock outstanding. No shares of the Company's Preferred Stock are outstanding. Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder. A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at the Annual Meeting. The eight candidates for election as directors receiving the highest number of affirmative votes of the majority of shares represented and entitled to vote at the Annual Meeting will be elected Directors of the Company. Approval of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 will be decided by the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained.

REVOCABILITY OF PROXIES

     If you are unable to attend the Annual Meeting, you may vote by Proxy. The enclosed Proxy is solicited by the Company's Board of Directors and, when returned properly completed, will be voted as you direct in your Proxy. Unless otherwise instructed in the Proxy, the proxyholders will vote the Proxies received by them FOR each of the two proposals described herein.

     Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Vice President, Controller of the Company at the Company's headquarters at 850 East Algonquin

Road, Suite 100, Schaumburg, IL 60173, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to directors, officers, or employees of the Company for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1999 Annual Meeting must be received by the Company at its principal executive offices no later than January 9, 1999 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                    PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The Board of Directors has nominated the eight nominees listed below (the "Nominees") for election as directors to hold office until the next annual meeting or until their respective successors are duly elected and qualified. As of the date of this proxy statement, each person nominated for election has agreed to serve if elected and the Board of Directors has no reason to believe that any Nominee will be unavailable to serve. Unless otherwise instructed in the Proxy, the proxy holders will vote the Proxies received by them FOR the Nominees. The eight Nominees receiving the highest number of affirmative votes of the majority of shares represented and entitled to vote at the Annual Meeting will be elected Directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

NOMINEES

     Set forth below is information regarding the Nominees, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they were or are selected as Directors and their ages as of March 31, 1998:


                                                                YEAR FIRST
                                                                ELECTED OR
                     NOMINEE(1)                        AGE  APPOINTED DIRECTOR
                     ----------                        ---  ------------------
James P. Alampi.......................................  51         1996
Susan B. Gould(2)(3)..................................  60         1991
Melvin R. Martin......................................  67         1992
Thomas J. O'Malia(2)(3)...............................  54         1993
Christopher G. Knowles (2)............................  55         1994
Glen E. Tullman.......................................  38         1994
Maurice A. Cocca  (3).................................  54         1997
John K. Wilcox (2)....................................  62         1998

----------
(1) Bradley Scott has resigned his positions as Chairman and a Director of the Company and will not be a Nominee for election to the Board.
(2)  Member of Audit Committee
(3)  Member of Compensation Committee

     JAMES P. ALAMPI became President and Chief Executive Officer and a Director of the Company in March 1996. As President and Chief Executive Officer, Mr. Alampi oversees the Company's overall corporate administration as well as strategic planning. Prior to joining the Company, Mr. Alampi served as President of Van Waters & Rogers Inc., a subsidiary of Univar Corporation, a chemical distribution company ("Univar"), from 1992 to 1995.

     SUSAN B. GOULD has been a Director of the Company since October 1991. Ms. Gould is the founder, and since 1988 has been President, of Gould & Associates, a human resources consulting firm specializing in outplacement and organizational team building. Since 1989, Ms. Gould has also served as a member of the Board of Advisors of The Zitter Group, a healthcare outcomes information company.

     MELVIN R. MARTIN has been a Director of the Company since January 1992. From June 1947 to January 1992, Mr. Martin was President and Chief Executive Officer of M&M Auto Storage Pool, Inc., which he founded and which sold substantially all of its assets to the Company in January 1992.

     THOMAS J. O'MALIA has been a Director of the Company since September 1993. Since July 1995, Mr. O'Malia has been a Professor of Clinical Entrepreneurship and Director of the Entrepreneur Program at the University of Southern California. From April 1994 to July 1995, Mr. O'Malia was General Manager, Manufacturing Systems Division of Kronos, Incorporated ("Kronos"), a software company. From 1985 to April 1994, Mr. O'Malia was Chief Executive Officer of ShopTrac Data Collection Systems, Inc., a software company that he founded and that was merged into Kronos in April 1994.

     CHRISTOPHER G. KNOWLES has been a Director of the Company since June 1994 and was President and Chief Operating Officer of the Company from April 1994 to March 1996. Mr. Knowles previously served as Senior Vice President, Operations East of the Company from January 1994 to April 1994. Prior to joining the Company, Mr. Knowles was Chairman and Chief Executive Officer from 1980 to 1994 of Underwriters Salvage Company, a multi-location salvage operation that the Company acquired in January 1994. Since August 1991, Mr. Knowles has been a director of Zebra Technologies Corporation, a manufacturer of barcoding printers and label media. Since November 1997, Mr. Knowles has been a director of Metal Management, Inc., a metals recycling firm.

     GLEN E. TULLMAN has been a Director of the Company since November 1994. Since August 1997, Mr. Tullman has been Chief Executive Officer of Allscripts,
Inc., a provider of pharmaceutical management systems to physicians.   From
October 1994 to July 1997, Mr. Tullman was Chief Executive Officer and a Director of Enterprise Systems, Inc., a publicly held provider of healthcare information systems and software for automating and streamlining key operational areas in healthcare organizations. From 1990 to September 1994, Mr. Tullman was President and Chief Operating Officer of CCC Information Services, Inc., a provider of software and network services to insurance companies.

     MAURICE A. COCCA has been a Director of the Company since February 1997. From November 1993 to November 1995, Mr. Cocca was Managing Director of The Fisons Laboratory Supplies Division of Fisons PLC. This Division is a distributor of laboratory supplies that was later acquired by Fisher Scientific. Mr. Cocca also served on the Board of Directors of Fisons PLC during that period. From November 1993 to November 1995, Mr. Cocca served as Chairman of Curtin Matheson Scientific, a division of Fisons PLC and a supplier of diagnostic instruments, tests and related products. From 1977 to November 1995, Mr. Cocca was President of Curtin Matheson Scientific. Mr. Cocca has served on the Board of Directors of J&W Scientific Holding, a manufacturer of columns used in analysis in gas chromatographs, since April 1996.

     JOHN K. WILCOX has been a Director of the Company since February 1998. From November 1994 until November 1997, Mr. Wilcox was Group Vice President, personal lines finance and planning of Allstate Insurance Company. From April 1990 to October 1994, Mr. Wilcox was Vice President, Finance, of Allstate Insurance Company. In connection with the Company's acquisition of the Reclamation Division of Tech-Cor, Inc. ("Tech-Cor"), a wholly-owned subsidiary of Allstate, in 1993, the Company, Tech-Cor, and certain shareholders of the Company entered into a stockholder agreement pursuant to which such shareholders agreed to vote their shares of the Company's Common Stock to elect to the Board of Directors a representative chosen by Tech-Cor (the "Allstate Stockholder Agreement"). Mr. Wilcox was appointed as a member of the Board of Directors pursuant to the Allstate Stockholder Agreement.

     There are no family relationships among executive officers or directors of the Company, except that Marcia A. McAllister, the Company's Vice President, Public Affairs, is the wife of Mr. Knowles, and Donald J. Comis, the Company's Vice President, Central Division, is the brother of Gerald C. Comis, the Company's Vice President, Customer Service and Industry Relations.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1997, the Board of Directors held eight meetings. As of December 31, 1997, the Board of Directors had a standing Audit Committee and Compensation Committee.

     The Audit Committee is primarily responsible for, among other things, approving the services performed by the Company's independent auditors, reviewing financial statements of the Company and reviewing reports of the Company's auditors regarding the Company's accounting practices and systems of internal accounting controls. During 1997 the Audit Committee consisted of Mr. O'Malia, its Chairman, Ms. Gould and Mr. Knowles. The Audit Committee held three meetings during 1997. Mr. Wilcox became a member of the Audit Committee in February 1998.

     The Compensation Committee is generally responsible for, among other things, reviewing and approving the Company's compensation policies and setting the compensation levels for those Company executive officers and employees reporting directly to the Company's Chief Executive Officer whose compensation was not otherwise established pursuant to employment agreements approved by the Board of Directors. The Compensation Committee is also responsible for the administration of the Company's stock option plans and Employee Stock Purchase Plan. The Compensation Committee currently consists of Ms. Gould, its Chairperson, Mr. O'Malia and Mr. Cocca. The Compensation Committee held five meetings during 1997.

     During 1997, no director attended fewer than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of Committees of the Board of Directors on which he or she serves that were held during the period for which he or she has been a member.

COMPENSATION OF DIRECTORS

     For 1997, each non-employee Director received an annual retainer fee of $15,000, with a $750 fee for each Board meeting attended, a $400 fee for each Committee meeting attended (other than on the date of a regularly-scheduled Board meeting), and an annual fee of $2,750 if such non-employee Director served as a chairperson of one of the Committees of the Board of Directors. Non-employee Directors are also reimbursed for expenses incurred in attending such meetings.

     For 1998, each non-employee Director will receive an annual retainer fee of $18,000, a $1,000 fee for each Board meeting attended, a $500 fee for each committee meeting attended (other than on the date of a regularly scheduled Board meeting), and an annual fee of $3,000 if such non-employee Director served as a Chairperson of a Committee.

     Each non-employee Director is also eligible to receive periodic option grants for shares of the Company's Common Stock pursuant to the automatic option grant program in effect under the Company's 1991 Stock Option Plan. Under this Automatic Option Grant Program, each individual who becomes a non-employee Board member will be granted an option to purchase 10,000 shares of Common Stock on the date such individual joins the Board or on the day he or she becomes an independent Director of the Company. In addition, each non-employee Director is also entitled to receive an automatic option to purchase 2,000 shares of Common Stock on the last business day of the second quarter of each fiscal year during which such individual continues to serve on the Board. Each automatic option grant becomes exercisable in four equal quarterly installments at the end of each fiscal quarter commencing with the last day of the fiscal quarter after the option grant date, provided the non-employee Director continues to serve on the Board. However, each option will become immediately exercisable for all of the option shares in the event the Company is acquired by a merger or sale of substantially all of its assets or outstanding capital shares.

     The Company also has or had certain employment and on-going business arrangements with Messrs. Scott, Alampi, Martin and Knowles which are described more fully under the sections "Employment Contracts and Change-in-Control Arrangements" and "Certain Relationships and Related Transactions."

EXECUTIVE COMPENSATION

     The following Summary Compensation Table provides certain summary information concerning the compensation earned, for services rendered in all capacities to the Company and its subsidiaries during each of the last three fiscal years, by the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers. The individuals whose compensation is disclosed in the following tables are hereafter referred to as the "Named Officers."

                          SUMMARY COMPENSATION TABLE



                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                         ------------
                                                                                            AWARDS
                                                                                         ------------
                                              ANNUAL COMPENSATION                         SECURITIES
           NAME AND PRINCIPAL          -------------------------------   OTHER ANNUAL     UNDERLYING      ALL OTHER
               POSITION                YEAR     SALARY($)(1)  BONUS($)  COMPENSATION($)   OPTIONS(#)    COMPENSATION($)
       ---------------------------     ----     ------------  --------  ---------------   ------------  ---------------
       James P. Alampi(2).........     1997       329,000       32,000           804(3)          --           6,000(4)
       President and Chief             1996       239,000       60,000            --         200,000             --
       Executive Officer               1995            --           --            --              --             --
       Linda C. Larrabee(5).......     1997       170,000       12,000        38,000(6)           --          6,000(4)
       Senior Vice President           1996        82,462       15,460            --          30,000             --
       and Chief Financial Officer     1995                                       --              --             --
       Kevin J. Code(7)...........     1997       172,000        9,000            --              --          5,000(4)
       Vice President, Sales           1996       163,000       25,000            --              --          4,000(4)
       and Marketing                   1995       142,000       15,000        25,000(8)       25,000             --
       Gerald C. Comis............     1997       152,000        9,000        16,000(9)                       3,000(4)
       Vice President, Customer        1996       142,000       10,000            --              --          6,000(4)
       Service and Industry            1995       137,000       15,000            --          10,000          6,000(4)
       Relations
       Marcia A. McAllister(10)...     1997       149,000        9,000        18,000(9)           --          6,000(4)
       Vice President,                 1996       142,000       10,000            --              --          6,000(4)
       Public Affairs                  1995       125,000       15,000            --          10,000             --

----------
  (1) Includes salary deferred under the Company's 401(k) Plan and Section 125 Plan, and all amounts are rounded to the nearest thousand.

  (2) Mr. Alampi became President and Chief Executive Officer of the Company in March 1996.

  (3) Represents gross-up to cover taxes incurred for relocation expense reimbursement.

  (4) Represents matching contributions that the Company made to its 401(k) Plan on behalf of the Named Officer.

  (5) Ms. Larrabee became Senior Vice President and Chief Financial Officer in June 1996.

  (6) Represents $19,000 for gross-up to cover taxes incurred for relocation expense reimbursement and $19,000 for an automobile allowance.

  (7) Mr. Code resigned as Vice President, Sales and Marketing of the Company in March 1998.

  (8) Represents $25,000 signing bonus paid when Mr. Code joined the Company.

  (9)  Automobile allowance.

  (10) Ms. McAllister became Vice President, Public Affairs in February
       1995.

STOCK OPTIONS

     During 1997, the Named Officers were not granted any stock options or stock appreciation rights. The following table sets forth information with respect to unexercised options held as of the end of the 1997 fiscal year by the Named Officers. No stock options were exercised during the 1997 fiscal year. No stock appreciation rights were outstanding at the end of 1997.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES


                                       NUMBER OF                   VALUE OF
                                      SECURITIES                  UNEXERCISED
                                      UNDERLYING                 IN-THE-MONEY
                                     UNEXERCISED                  OPTIONS AT
                                      OPTIONS AT                FISCAL YEAR-END
                                   FISCAL YEAR-END(#)              ($)(1)(2)
                               --------------------------  --------------------------
                 NAME          EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
         --------------------  -----------  -------------  -----------  -------------
         James P. Alampi.....       50,000        150,000      112,500        337,500
         Linda C. Larrabee...        7,500         22,500            0              0
         Kevin J. Code.......       12,500         12,500       28,350         28,350
         Marcia A. McAllister        5,000          5,000       22,500         22,500
         Gerald C. Comis.....       14,000          8,000       22,500         22,500

----------

(1) "In-the-money" options are options whose exercise price was less than the market price of the Common Stock on December 31, 1997, the last day of the 1997 fiscal year.

(2) Based upon the market price of $11.50 per share, which was the closing price per share of the Company's Common Stock on the Nasdaq National Market on December 31, 1997, less the exercise price payable per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has general responsibility for establishing the compensation payable to the Company's executive officers, including the President and Chief Executive Officer, and has the sole and exclusive authority to administer the Company's stock option plans and Employee Stock Purchase Plan.

     EXISTING COMPENSATION ARRANGEMENTS. The compensation paid to James P. Alampi for the 1997 fiscal year was based on the 1996 employment agreement, which the Company negotiated with Mr. Alampi prior to his commencement of employment (the "Alampi Agreement"). Under the Alampi Agreement, Mr. Alampi was entitled to an initial annual base salary of $310,000, plus a performance incentive bonus of up to 40% of his annual salary based upon the achievement of objectively quantifiable and measurable goals and objectives determined in advance by the Compensation Committee. In 1997, Mr. Alampi received a base salary increase of 3% to $329,399 as part of the annual performance review process. Mr. Alampi's performance bonus in 1997 was $31,930.

     GENERAL COMPENSATION POLICY. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. Accordingly, each executive officer's compensation package consists of: (i) base salary (ii) annual incentive compensation and (iii) long-term stock-based incentive compensation.

     BASE SALARY. Each Named Officer received a modest increase in his or her base salary for the 1997 fiscal year. This increase was authorized by the Compensation Committee on the basis of its evaluation of the personal performance of each such individual and the Company's objective of maintaining base salary at a level that will enable the Company to attract and retain the services of the high quality executives critical to the Company's financial success. The Company also provides its executive officers with perquisites, such as automobile allowances and relocation expenses, which are designed to match the fringe benefits provided to executive officers of similarly-sized or comparable companies with which the Company competes for executive talent.

     ANNUAL INCENTIVE COMPENSATION. As indicated, Mr. Alampi is entitled to an annual bonus based upon the achievement of objectively quantifiable and measurable goals and objectives determined in advance by the Compensation Committee. For 1997, Mr. Alampi received a bonus equal to $31,930. In addition, the Company's other executive officers may earn annual bonuses on the basis of their achievement of individual qualitative and quantitative targets that are related to the financial performance of the Company. These targets are generally set by the Compensation Committee at the start of each fiscal year.

     LONG-TERM STOCK-BASED INCENTIVE COMPENSATION. The Company makes stock option grants that in general are designed to align the interests of the executive officer with those of the shareholders and provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Option grants are typically made at the initial employment of the executive and reviewed periodically thereafter. The number of shares underlying the options are based upon the level of the officer's responsibilities and internal comparability considerations.

     Option grants allow the officer to acquire shares of Common Stock at a fixed price per share (the closing price on the date preceding the grant date) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued service relationship with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains a service provider to the Company, and then only if the market price of the Company's Common Stock appreciates over the option term.

     TAX LIMITATION. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held corporations for compensation exceeding $1 million paid to certain of the corporation's executive officers. It is not expected that the cash compensation to be paid to the Company's executive officers for fiscal 1998 will exceed the $1 million limit per officer. In addition, the Company's 1991 Stock Option Plan has been amended to limit the maximum number of shares of common stock for which any one participant may be granted stock options over the remaining term of that Plan so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under that Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.


                            Compensation Committee

          Susan B. Gould         Thomas J. O'Malia         Maurice A. Cocca

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Ms. Gould, Mr. O'Malia and Mr. Cocca. None of these individuals was at any time during the fiscal year ended December 31, 1997 or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of (i) the Nasdaq Stock Market-US Companies Index and (ii) the Nasdaq Stock Market SIC Peer Group 5000-5099 Index (which includes companies listed on Nasdaq that are primarily engaged in the wholesale distribution of durable goods) for the five-year period from December 31, 1992 through December 31, 1997. This graph assumes the investment of $100 on December 31, 1992 in the Company's Common Stock, the Nasdaq Stock Market Index and the Nasdaq SIC Peer Group index and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG NASDAQ STOCK MARKET - US COMPANIES,
                NASDAQ STOCK MARKET SIC PEER GROUP 5000 - 5099
                      AND INSURANCE AUTO AUCTIONS, INC.

















               12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
               --------  --------  --------  --------  --------  --------
IAA              100       162.0     132.9      46.7      41.3      50.0
Market           100       114.8     112.2     158.7     195.2     239.6
Peer             100       130.2     112.5     132.0     136.7     138.5


     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report on Executive Compensation and Performance Graph are not to be incorporated by reference into any of those prior or future filings made by the Company under those statutes.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The following is a description of the employment or service agreements in effect between the Company and certain of its Directors and the Named Officers.

     In March 1996, the Company and Mr. Alampi entered into an employment agreement (as amended as of March 1998, the "Alampi Agreement") pursuant to which Mr. Alampi agreed to serve as President and Chief Executive Officer of the Company and the Company agreed to nominate Mr. Alampi as a Director of the Company. Under the Alampi Agreement, Mr. Alampi is entitled to receive a initial annual base salary of $310,000. Mr. Alampi is eligible to receive a cash bonus of up to 40% of his annual salary upon the achievement of certain specified goals and objectives to be determined by the Compensation Committee. The Company granted Mr. Alampi an option to purchase 200,000 shares of the Company's Common Stock. The option becomes exercisable in four annual installments beginning one year after the grant date. In the event of a termination of Mr. Alampi's employment for any reason (other than his resignation from the Company, his termination for cause, as such term is defined in the Alampi Agreement, or his termination in connection with a change in control), the Company shall provide to Mr. Alampi (i) salary continuation, at the rate in effect at the time of such termination, for a period of 12 months; and (ii) continued health coverage for up to one year from the date of termination. In the event of the termination of Mr. Alampi's employment (other than for cause and voluntary resignations in certain cases) following a change in control, the Company shall (i) pay Mr. Alampi an amount equal to his monthly salary and bonus for a period of twenty-four months; (ii) provide continued health coverage for up to 18 months from the date of termination; and (iii) accelerate vesting on all outstanding options to purchase Company Common Stock.

     The Company has entered into Change of Control Employment Agreements (the "Employment Agreements") with each of the Named Officers, except for Mr. Alampi. Below is a general description of certain terms and conditions of the Employment Agreements.

     In the event of a "Change of Control" of the Company followed within two years by (1) the termination of the executive's employment for any reason other than death, disability, or "Cause" or (2) the termination of the executive's employment by the executive for "Good Reason", the Employment Agreements provide that the executive shall be paid a lump sum cash amount equal to one and one-half times the executive's annual base salary and "Highest Annual Bonus" as defined in the Employment Agreements. In addition, the executive is entitled to continued employee welfare benefits for 18 months after termination of employment.

     "Change of Control" means (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934) of 50% or more of the voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (b) a change in the majority of the board of directors,
(c) a major corporate transaction, such as a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the Company's assets, or (d) a liquidation or dissolution of the Company.

     "Cause" means the willful and continued failure of the executive to perform substantially the executive's duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to the Company.

     "Good Reason" means the diminution of responsibilities, assignment to inappropriate duties, failure of the Company to comply with compensation or benefit provisions, transfer to a new work location more than 75 miles from the executive's previous work location, a purported termination of the Employment Agreement by the Company other than in accordance with the Employment Agreement, or failure of the Company to require any successor to the Company to comply with the Employment Agreement.

     In 1997, the Company paid Bradley Scott, its former Chairman of the Board, a $100,000 consulting fee pursuant to the terms of a 1996 agreement between the Company and Mr. Scott (the "Letter Agreement"). Also, pursuant to the Letter Agreement, the Company paid Mr. Scott a performance bonus for 1997 of $126,000. The Company and Mr. Scott recently entered into an agreement which, among other things, terminates various agreements (including the Letter Agreement) which provided for compensation and benefits for Mr. Scott though June 30, 1999.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

     Knowles Consulting Agreement In May 1996, the Company and Mr. Knowles entered into a consulting agreement pursuant to which Mr. Knowles agreed to resign as an employee and to provide up to 45 hours of consulting services to the Company per month and the Company agreed to transfer an automobile and certain office equipment to Mr. Knowles. In 1997, pursuant to the consulting agreement, Mr. Knowles received a gross monthly consulting fee of $5,000 plus reimbursement of reasonable expenses. The agreement was terminated effective November 24, 1997.

     In February 1995, Marcia A. McAllister, the wife of Mr. Knowles, was named Vice President, Public Affairs of the Company.

     Tech-Cor Acquisition. In December 1993, the Company purchased certain assets from and assumed certain specified obligations and liabilities of the Reclamation Division of Tech-Cor, Inc. ("Tech-Cor") (the "Tech-Cor Acquisition"). The consideration for the Tech-Cor Acquisition was 1,667,000 shares of the Company's Common Stock, which shares were subsequently transferred by Tech-Cor to Allstate, the parent company of Tech-Cor. Concurrently, the Company entered into a five-year lease with respect to certain real property owned by Allstate located in Wheeling, Illinois. The Company is required to pay rent of $18,333 per month to Allstate during the term of such lease, which may also be renewed by the Company for one additional five-year term. The Company, Tech-Cor and certain shareholders of the Company also entered into a shareholder agreement pursuant to which such shareholders agreed to vote their shares of the Company's Common Stock to elect to the Board of Directors a representative chosen by Tech-Cor and the Company agreed to facilitate such shareholders' actions. The Company and Tech-Cor also entered into a Registration Agreement pursuant to which the Company is obligated under certain circumstances to register with the Securities and Exchange Commission shares of the Company's Common Stock held by Tech-Cor or Allstate. In addition, Allstate agreed not to purchase shares of the Company's voting stock that would result in ownership by Allstate and its affiliates of more than 20%, in the aggregate, of the Company's voting stock.

     Allstate Supply Agreement. Effective December 1, 1993, the Company entered into a national sales agreement with Allstate to be Allstate's exclusive provider of automotive salvage services in markets that the Company currently services or enters in the future. In May 1996, this national sales agreement was amended to modify certain terms and changed the Company's relationship with Allstate to that of a preferred provider.

     In its normal course of business dealings with Allstate, the Company purchases vehicles from Allstate and advances funds for intermediary towing and storage fees ("Advanced Charges") on behalf of Allstate. Additionally, depending on the type of sales agreement in effect at a Company location, Allstate may owe the Company for various fees. Upon settlement, the Advanced Charges and the related amounts owed to Allstate for the purchase of the vehicle and the amount owed by Allstate to the Company for various fees are netted. During the years ended December 31, 1997 and 1996, the Company recorded fee income of $7,000,000 and $6,000,000, respectively, related to the consignment sale of Allstate-insured vehicles, recorded sales of $34,700,000 and $66,000,000, respectively, and cost of sales of $32,800,000 and $63,900,000, respectively, related to the purchase of Allstate-insured vehicles under the purchase-agreement method.

     M & M Acquisition. In January 1992, the Company purchased the auto salvage pool operations of M & M Auto Storage Pool, Inc., an Arizona corporation ("M & M"), and acquired a 10-year option to purchase 35 acres of land on which M & M's operation is located. Melvin R. Martin, the founder, chief executive officer and principal shareholder of such auto salvage operation, was elected as a Director of the Company in January 1992. The Company is required to pay rent to Mr. Martin during the ten-year term of the lease relating to the real property owned by Mr. Martin. In 1997, the Company paid $300,000 pursuant to the lease. The Company believes the terms of the lease are no less favorable than those available from unaffiliated third party lessors. In addition, the Company has the option to purchase such real property at the end of the term of the lease.

Commencing in January 1993, the Company was obligated to pay to certain members of Mr. Martin's family an aggregate of $50,000 over a five-year period in consideration for their covenants not-to-compete. Mr. Martin is also subject to a similar covenant.

     In connection with the acquisition, the Company entered into an exclusive towing services agreement with a corporation owned by Mr. Martin and his wife, pursuant to which such entity provides towing services to the Company. During 1997, the Company paid $1,753,000 for towing services pursuant to such towing arrangement. The Company believes that the towing fees charged to the Company under such agreement are on terms no less favorable than those available from unaffiliated third party towing contractors.

     Mr. Martin and the Company were parties to a Consulting Agreement pursuant to which Mr. Martin agreed to provide up to twenty (20) hours of consulting services to the Company per week. In 1997, Pursuant to the Agreement, Mr. Martin received $34,200 in consulting fees and reimbursement of reasonable expenses. The agreement was terminated effective as of the end of September 1997.

     The Company leases office space for use by Mr. Martin and in 1997, made rental payments of $3,977 . The lease was terminated effective November 1997.

     Dallas, Texas Lease. The Company leases certain property located in Dallas, Texas from a partnership in which Mr. Martin is a partner. In 1997, the Company paid $334,000 a month under this lease.


             PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT AUDITORS

     The Company is asking the shareholders to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. The affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG Peat Marwick LLP.

     In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders.

     KPMG Peat Marwick LLP were auditors for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 and have been recommended to the shareholders for ratification as auditors for the year ending December 31, 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                           OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company regarding the ownership of the Company's Common Stock as of March 31, 1998 for
(i) each Director and Nominee, (ii) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (iii) any other Named Officer and (iv) all officers and Directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.


                                                                   NUMBER OF       PERCENT OF TOTAL
                                 NAME AND ADDRESS                   SHARES       SHARES OUTSTANDING(1)
                    -------------------------------------------    ---------     ---------------------
                    Allstate Insurance Company(2)..............    1,667,000             14.7%
                    3075 Sanders Road, Suite G4B
                    Northbrook, Illinois 60062
                    State of Wisconsin Investment Board(3).....      950,000              8.4%
                    P.O. Box 7842
                    Madison, Wisconsin 53707
                    Peak Investment Limited Partnership (4)....      531,700              4.7%
                    Peak Management, Inc. (5)..................      531,700              4.7%
                    Peter H. Kamin (6).........................      799,000              7.1%
                    Wanger Asset Management, L.P. (7)..........      726,500              6.4%
                    227 West Monroe Street, Suite 3000
                    Chicago, Illinois 60606
                    President and Fellows of Harvard College(8)      701,300              6.2%
                    c/o Harvard Management Company
                    600 Atlantic Avenue
                    Boston, MA 02210
                    James P. Alampi(9).........................      105,250                *
                    Linda C. Larrabee(9).......................        9,601                *
                    Marcia A. McAllister(9)....................        5,000                *
                    Kevin J. Code(9)...........................       16,250                *
                    Gerald C. Comis(9).........................       16,424                *
                    Thomas J. O'Malia(9).......................       25,000                *
                    Melvin R. Martin(9)........................       25,625                *
                    Bradley S. Scott(9)........................      804,750              7.0%
                    Glen E. Tullman(9).........................       21,100                *
                    Susan B. Gould(9)..........................       20,700                *
                    Christopher G. Knowles(9)..................      161,289              1.4%
                    Maurice A. Cocca(9)........................       16,500                *
                    John K. Wilcox (10)........................            0                *
                    All officers (including Named Officers) and
                    Directors as a group (20 persons)(11)......    1,273,450             10.8%

-----------

     * Less than 1%

(1) Percentage of beneficial ownership is calculated assuming 11,307,454 shares of common stock were outstanding on March 31, 1998. This percentage may include common stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of March 31, 1998, including but not limited to the exercise of an option; however, such common stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended.

(2) Such information is based on a Schedule 13G filed by Allstate with the SEC reflecting stock ownership as of December 31, 1995 and on subsequent representations by Allstate to the Company. According to such Schedule 13G and representations, Allstate has sole voting and investment power over all the shares.

(3) Such information is based on a Schedule 13G filed by State of Wisconsin Investment Board with the SEC on January 20, 1998 and reflects stock held as of December 31, 1997. According to such Schedule 13G, the State of Wisconsin Investment Board retains sole voting and dispositive power for all the shares.

(4) Peak Limited Partnership ("Peak L.P.") is the beneficial owner of 531,700 shares of Common Stock. Peak L.P. has the sole power to vote or to dispose of or to direct the voting or to direct the disposition of the Common Stock beneficially owned by it. Such voting and dispositive power may be exercised on behalf of Peak L.P. by its General Partner, Peak Management, Inc., of which Peter H. Kamin is the sole officer, director and stockholder. Accordingly, Peter H. Kamin may be deemed to have shared voting and dispositive power over the 531,700 shares of the Common Stock beneficially owned by Peak L.P. Such information is based on a Schedule 13D filed with the SEC on July 2, 1997.

(5) By reason of its interest as General Partner of Peak L.P., Peak Management, Inc. may be deemed to have shared voting and dispositive power over the 531,700 shares of Common Stock beneficially owned by such partnership. Such information is based on a Schedule 13D filed with the SEC on July 2, 1997.

(6) Peter H. Kamin is the beneficial owner of 92,900 shares of Common Stock, over which he has the sole power to vote or dispose of the 77,000 shares of Common Stock beneficially owned by him for his own account, and the 15,900 shares of Common Stock beneficially owned by him in trust for his children. In addition Mr. Kamin, individually, acts as an investment advisor to certain institutional and private investors regarding investment and trading in securities and other financial investments. A portion of the Common Stock reported herein as beneficially owned by Peter
     H. Kamin is held in managed brokerage accounts (the "Managed Accounts"). Mr. Kamin has voting and/or dispositive power with respect to all shares of Common Stock in the Managed Accounts pursuant to the terms of certain investment advisory agreements between himself and each of the Managed Accounts. Thus, by virtue of his discretionary trading authority over assets held in the Managed Accounts, Peter H. Kamin may be deemed the beneficial owner of 174,400 shares of Common Stock held by the Managed Accounts.

     In addition to the above, by reason of his position as the sole director, officer and stockholder of Peak Management, Inc., which is the sole General Partner of Peak L.P., Peter H. Kamin may be deemed to have indirect shared voting and dispositive power over the 531,700 shares of Common Stock beneficially owned by such partnership. Accordingly, Peter
     H. Kamin may be deemed the beneficial owner of an aggregate 799,000 shares of Common Stock. Such information is based on a Schedule 13D filed with the SEC on July 2, 1997.

(7) Such information is based on a Schedule 13G filed by Wanger Asset Management, L.P., with the SEC on February 6, 1998 and reflects stock held as of December 31, 1997. According to such Schedule 13G, Wanger Asset Management, L.P. has shared voting and dispositive power for all the shares.

(8) Such information is based on a Schedule 13G filed by the President and Fellows of Harvard College ("Harvard") with the SEC on February 13, 1998 and reflects stock held as of December 31, 1997. According to such
     Schedule 13G, Harvard has sole voting and dispositive power over all the shares.

(9) Includes that portion of options to purchase shares of Common Stock granted under the 1991 Stock Option Plan that are currently exercisable or will become exercisable within 60 days after March 31, 1998: Mr. Alampi, 100,000 shares; Ms. Larrabee, 7,500 shares; Ms. McAllister, 5,000 shares; Mr. Code, 16,250 shares; Mr. Gerald C. Comis, 14,000 shares; Mr. Scott, 207,750 shares; Mr. O'Malia, 20,000 shares; Mr. Martin, 25,000 shares; Mr. Tullman, 15,500 shares; Ms. Gould, 14,700 shares; Mr. Knowles, 34,000 shares; and Mr. Cocca, 11,500 shares.

(10) Mr. Wilcox was appointed a member of the Board of Directors pursuant to the Allstate Stockholder Agreement. Mr. Wilcox disclaims beneficial interest in any shares owned by Allstate Insurance Company.

(11) Includes options to purchase 511,450 shares of Common Stock granted under the 1991 Stock Option Plan that are currently exercisable or will become exercisable within 60 days after March 31, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon a review of the copies of such reports furnished to the Company and written representations from such officers, directors and greater than ten percent shareholders that no other reports were required to be made, the Company believes that there was full compliance for the fiscal year ended December 31, 1997 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent shareholders, except for a late filing of one report by James P. Alampi, on Form 4 covering one transaction involving the purchase of the Company's Common Stock.

                                ANNUAL REPORT

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1997 has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                       ADDITIONAL INFORMATION AVAILABLE

     The Company files an Annual Report on Form 10-K with the SEC. Shareholders may obtain a separate copy of this report, without charge, by writing to the Secretary of the Company at 850 East Algonquin Road, Suite 100, Schaumburg, IL 60173.

                                OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                                THE BOARD OF DIRECTORS OF
                                                INSURANCE AUTO AUCTIONS, INC.

Dated: April 28, 1998

                        DIRECTIONS TO THE MEADOW CLUB

               Site of the 1998 Annual Meeting of Shareholders

                               THE MEADOW CLUB
                              2850 W. Golf Road
                          Rolling Meadows, IL 60008
                            Phone: (847) 640-3200
                             Fax: (847) 640-5855

FROM THE EAST (CITY AND THE LOOP)

     Take the Kennedy Expressway/Northwest Tollway I-90 past O'Hare to the Arlington Heights Road North exit. Go one short block and turn left on Algonquin Road (Route 62). Take Algonquin Road to the first traffic light/Golf Road (Route 58) and turn left. Proceed down Golf Road to the second traffic light and turn right into the Meadow Corporate Center.

FROM THE NORTH

     Take Route 53 South to the Woodfield Road exit. Proceed to the traffic light at Woodfield Road and turn left. You will go under Route 53 to another traffic light where you will make a left towards Golf Road. Keep to the right, being careful not to get back on to Route 53. At the first traffic light turn right on Golf Road (Route 58). Proceed to the second traffic light and turn left into the Meadows Corporate Center.

FROM THE SOUTH

     Take the Eisenhower I-290 or the North/South Tollway I-355 to Route 53 North. Exit at the Higgins/Golf Road exit. Proceed through the traffic light at Higgins Road. Keep to the right, being careful not to get back on Route 53. At the second traffic light after Higgins Road turn right on Golf Road (Route
58). Proceed to the second traffic light and turn left into the Meadows Corporate Center.

FROM THE WEST

     Take the Northwest Tollway I-90 East toward Chicago. Exit at Route 53 (15 cent toll). Keep to the right and enter Route 53 South. Exit at Woodfield Road and proceed to the traffic light. Turn left at Woodfield Road and go under route 53 to another traffic light, turn left. Keep to the right on Golf Road (Route 58). At the second traffic light turn left into the Meadows Corporate Center.

                        INSURANCE AUTO AUCTIONS, INC.

                ANNUAL MEETING OF STOCKHOLDERS, JUNE 17, 1998

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        INSURANCE AUTO AUCTIONS, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on June 17, 1998 and the Proxy Statement and appoints James P. Alampi and Linda C. Larrabee, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Insurance Auto Auctions, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held at The Meadow Club, 2850 W. Golf Road, Rolling Meadows, IL 60008, on Wednesday, June 17, 1998, at 9:30 a.m. local time and at any adjournment or postponement thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.


                                                                    SEE REVERSE
       CONTINUED AND TO BE SIGNED ON REVERSE SIDE                       SIDE


[X]  PLEASE MARK VOTES
   AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW AND A VOTE FOR THE OTHER PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW AND FOR THE OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1. To elect the following directors to serve for a term ending upon the 1999 Annual Meeting of Stockholders or until their successors are elected and qualified.

Nominees: James P. Alampi, Maurice A. Cocca, Susan B. Gould, Christopher G. Knowles, Melvin R. Martin, Thomas J. O'Malia, Glen E. Tullman, John K. Wilcox.


         FOR                            WITHHOLD
         ALL       [ ]      [ ]        AUTHORITY
      NOMINEES                        TO VOTE FOR
                                      ALL NOMINEES.


[ ] ____________________________
For all nominees, except for any nominee(s) whose name is written in the space provided above.



2.   To ratify the appointment of KPMG               FOR     AGAINST    ABSTAIN
     Peat Marwick LLP as the                         [ ]       [ ]        [ ]
     Company's independent auditors for
     the fiscal year ending December 31, 1998.

3. To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.






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     FOR ADDRESS           [ ]
     CHANGE AND
     NOTE AT LEFT

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  Signature: _______________________________________________Date:____________

  Signature: _______________________________________________Date:____________











































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